EXHIBIT 16







                                                                   June 24, 2005



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

      We have read the paragraph of Item 4.01 included in the Form 8-K dated February 8, 2005 of Mediavest, Inc. (formerly eB2B Commerce, Inc.), to be filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

                                            Very truly yours,

                                            /s/ Miller, Ellin & Company, LLP


                                            Miller, Ellin & Company, LLP



cc: Mr. Robert Ellin, Chairman, Chief Executive Officer and President